Exhibit 11(b)

April 26, 2005

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019-6099

Re:	Travelers Series Fund Inc.

Ladies and Gentlemen:

We have acted as special Maryland counsel to Travelers Series Fund Inc., a Maryland corporation (the “Company”), in connection with its acquisition of all or substantially all of the assets of the Social Awareness Stock Portfolio (the “Acquired Fund”), a series of The Travelers Series Trust, a Massachusetts business trust (the “Trust”), in exchange for Common Stock shares, par value $.00001 per share (the “Shares”), of the Company’s newly formed Social Awareness Stock Portfolio (the “Acquiring Fund”) and the assumption by the Company, on behalf of the Acquiring Fund, of liabilities of the Acquired Fund pursuant to an Agreement and Plan of Reorganization (the “Agreement”) among the Company, on behalf of the Acquiring Fund, the Trust, on behalf of the Acquired Fund, and, for limited purposes, Smith Barney Fund Management LLC and MetLife, Inc. Capitalized terms used herein have the same meanings ascribed to them in the Agreement unless defined otherwise herein.

We have examined the Company’s Registration Statement on Form N-14 substantially in the form in which it is to become effective (the “Registration Statement”), the Company’s Charter and Bylaws, and the form of the Agreement to be included as Appendix A to the Prospectus/Proxy Statement included in the Registration Statement. We have further examined and relied on a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland.

We have also examined and relied on such corporate records of the Company and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures on documents submitted to us, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies. We have further assumed that the Agreement will be duly executed and delivered in substantially the same form as that included in the Registration Statement and that upon such execution and delivery, it will

Willkie Farr & Gallagher LLP

April 26, 2005

constitute the legal, valid and binding obligation of the Trust, on behalf of the Acquired Fund, enforceable against the Trust, on behalf of the Acquired Fund, in accordance with its terms.

Based upon the foregoing, we are of the opinion that:

1. The Company is a corporation validly existing and in good standing under the laws of the State of Maryland; and

2. The Shares of the Acquiring Fund to be issued as contemplated in the Agreement have been, to the extent of the number of the Shares of the Acquiring Fund authorized in the Charter of the Company and then unissued, duly authorized, and, subject to the receipt by the Company of consideration equal to the net asset value thereof (but in no event less than the par value thereof), when issued in accordance with the Agreement will be validly issued, fully paid and nonassessable Shares of the Acquiring Fund under the laws of the State of Maryland.

This letter expresses our opinion with respect to the Maryland General Corporation Law governing matters such as the authorization and issuance of stock. It does not extend to the securities or “blue sky” laws of Maryland, to federal securities laws or to other laws.

You may rely on this opinion in rendering your opinion to the Company that is to be filed as an exhibit to the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement. We do not thereby admit that we are “experts” as that term is used in the Securities Act of 1933 and the regulations thereunder. This opinion may not be relied on by any other person or for any other purpose without our prior written consent.

This opinion is rendered as of the date hereof. We assume no obligation to supplement or update this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters specifically set forth herein, and no other opinion shall be inferred beyond the matters expressly stated.

Very truly yours,

/s/ Venable LLP